Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2017 FIRST-QUARTER RESULTS

CHARLOTTE, NC, November 7, 2016 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2017 first quarter ended September 30, 2016.

First-Quarter Highlights:

•	Net revenue increased 16% to $313.3 million from the same period last year; Supply Chain Services segment revenue rose 19% and Performance Services segment revenue increased 7%.

•	Net income rose 11% to $58.1 million from the same period a year ago. Diluted earnings per share totaled $0.26, compared with $0.24 in the prior year.

•	Non-GAAP adjusted EBITDA* of $110.8 million increased 6% from the same period last year.

•	Non-GAAP adjusted fully distributed net income* increased to $58.9 million, representing $0.41 per diluted share, an increase of 8% over $0.38 per diluted share from a year ago.

•	Guidance raised to new range of $1.76 to $1.87 per diluted share for non-GAAP fully distributed EPS, based on an approximately 3.0 million reduction in fully distributed shares outstanding resulting from cash settlement associated with October 31, 2016 share exchange and North Carolina’s statutory one percent reduction in its corporate income tax rate.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.

“Premier is a provider-centric healthcare performance improvement company that we believe is uniquely positioned to transform healthcare in partnership with our member health systems,” said Susan DeVore, president and chief executive officer, Premier. “Our fiscal 2017 first-quarter performance and full-year outlook reflects continuing demand for our supply chain, analytics and advisory solutions to help our members address the growing cost, quality, safety and population health challenges of this rapidly evolving market. We affirm our current full-year revenue and adjusted EBITDA financial guidance and are increasing our non-GAAP adjusted fully distributed earnings per share guidance. We continue to believe Premier remains well-positioned strategically given the market’s evolution to a value-based care environment.

“The combined growth of our Supply Chain Services and Performance Services segments produced a 16% year-over-year increase in consolidated net revenue,” DeVore said. “Continued strength in Supply Chain Services was driven by consistent growth of net administrative fees revenue generated by our group purchasing organization and growth in our products business, augmented by the recent acquisition of Acro Pharmaceutical Services. We experienced a 7% revenue increase in our Performance Services segment, driven largely by SaaS-based information technology revenue. Our advisory services revenue remained relatively consistent with a year ago.

Premier, Inc. FY’17 Q1 Results

“As we previously noted, our Performance Services segment has continued to experience lengthening sales cycles associated with securing larger, more complex assignments, as well as the impact of longer implementation and delivery related to growth in large-scale engagements,” DeVore said. “These market dynamics and our first-quarter financial results are consistent with the fiscal 2017 guidance that we introduced in late August. We currently expect financial growth trends in our Performance Services business to increase in the second-half of the fiscal year as expected revenue from our integrated information technology solutions and advisory services increase.”

Results of Operations for the First Quarter of Fiscal 2017

Consolidated First-Quarter Financial Highlights

	Three Months Ended
	September 30,
(in thousands, except per share data)	2016	2015	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$125,976	$117,949	7%
Other services and support	1,645	819	101%

Services	127,621	118,768	7%
Products	106,129	77,781	36%

Total Supply Chain Services (a)	233,750	196,549	19%
Performance Services (a)	79,522	74,286	7%

Total (a)	$313,272	$270,835	16%

Net Income	$58,095	$52,253	11%

Adjusted Net Income(b)	$37,144	$35,595	4%

Earnings per share attributable to stockholders - diluted (b)	$0.26	$0.24	8%

Weighted average fully distributed shares outstanding - diluted	142,962	145,560	(2)%

NON-GAAP MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$117,304	$102,949	14%
Performance Services	22,311	24,925	(10)%

Total segment adjusted EBITDA	139,615	127,874	9%
Corporate	(28,842)	(22,877)	26%

Total (a)	$110,773	$104,997	6%

Adjusted fully distributed net income (c)	$58,928	$56,024	5%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.41	$0.38	8%

(a)	Bolded measures correspond to company guidance.
(b)	Adjusted net income is used to calculate diluted earnings per share and is derived from net income, adjusted for the tax expense related to Premier Inc. retaining the portion of net income attributable to income from non-controlling interest in Premier, LP. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release for explanation of numerators and denominators used to calculate basic and diluted EPS.
(c)	See attached supplemental financial information for reconciliation of reported Non-GAAP results to GAAP results.

Premier, Inc. FY’17 Q1 Results

For the fiscal first quarter ended September 30, 2016, Premier generated net revenue of $313.3 million, an increase of 16%, from net revenue of $270.8 million for the same period a year ago.

Net income for the fiscal first quarter was $58.1 million, compared with $52.3 million for the same period a year ago. The increase is primarily due to the growth in the company’s Supply Chain Services business. In accordance with GAAP, fiscal 2017 and 2016 first-quarter net income attributable to stockholders included non-cash adjustments of $61.8 million and $466.8 million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common shares and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $70.3 million, compared with $471.2 million. First-quarter diluted earnings per share, which is based on net income adjusted for the tax expense related to Premier Inc. retaining the portion of net income attributable to income from non-controlling interest in Premier LP, rose to $0.26, compared with $0.24 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Fiscal first-quarter non-GAAP adjusted EBITDA of $110.8 million increased from $105.0 million for the same period the prior year. Adjusted EBITDA growth was primarily driven by an increase in the company’s Supply Chain Services revenue and growth in equity in net income of unconsolidated investments, partially offset by a decline in advisory services adjusted EBITDA within Performance Services and an increase in corporate expense primarily attributable to additions of corporate infrastructure as well as from acquisitions that were not fully reflected in the prior year.

Non-GAAP adjusted fully distributed net income for the fiscal first quarter increased to $58.9 million from $56.0 million for the same period a year ago. Adjusted fully distributed earnings per share increased to $0.41 from $0.38 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares. The state of North Carolina implemented a statutory 1.0% reduction in its corporate income tax rate that occurred in the quarter ended September 30, 2016. As a result, the calculation of non-GAAP adjusted fully distributed net income now reflects income taxes at an estimated effective rate of 39% for fiscal 2017 periods versus 40% for fiscal 2016 periods.

Segment Results

Supply Chain Services

For the fiscal first quarter ended September 30, 2016, the Supply Chain Services segment generated net revenue of $233.8 million, an increase of 19% from $196.5 million a year ago. Revenue growth was driven by growth in the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $126.0 million increased 7% from a year ago, primarily driven by increased contract penetration of existing members as well as the impact of the ongoing conversion of newer members to our contract portfolio. Product revenues of $106.1 million increased 36% from a year ago due to a contribution of $23.4 million from the Acro Pharmaceutical Services business acquired in late August 2016 and the ongoing expansion of the company’s existing specialty pharmacy and direct sourcing businesses, partially offset by the continuing industry-wide decline in specialty pharmacy revenues associated with the treatment of Hepatitis C. Excluding the impacts of Acro and Hepatitis C revenue, year-over-year products revenue increased 17% for the quarter.

Premier, Inc. FY’17 Q1 Results

Supply Chain Services segment adjusted EBITDA of $117.3 million for the fiscal 2017 first quarter increased 14% from $102.9 million for the same period a year ago. The increase primarily reflects growth in net administrative fees revenue and the existing product businesses, augmented with contributions from the recent acquisition of Acro and the company’s 49% equity investment in FFF Enterprises, a specialty distributor of plasma products, vaccines, biosimilars and other pharmaceuticals and biopharmaceuticals.

Performance Services

For the fiscal first quarter ended September 30, 2016, the Performance Services segment generated net revenue of $79.5 million, an increase of 7% from $74.3 million for the same quarter last year. Revenue growth in the technology business of 11% was driven by contributions from CECity and Healthcare Insights and PremierConnect® applications. Revenue in the advisory services business was relatively consistent with the same period last year.

Performance Services segment adjusted EBITDA of $22.3 million for the fiscal 2017 first quarter decreased 10% from $24.9 million for the same quarter last year. Growth was impacted by staffing investments aimed at future growth in the advisory services business to assist members with cost reduction, quality and safety improvement and migration to population health management.

Cash Flows and Liquidity

Cash provided by operating activities was $41.8 million for the fiscal first quarter ended September 30, 2016, compared with $22.7 million for the same quarter last year. The increase in cash flow from operations primarily results because current year operations do not include the one-time $15 million prepayment made to a distributor to obtain product price discounts in the first quarter last year. At September 30, 2016, the company’s cash and cash equivalents totaled $156.0 million, compared with $296.7 million in cash, cash equivalents, and short- and long-term marketable securities at June, 30, 2016. The reduction in cash, cash equivalents and short- and long-term marketable securities, compared with last year, results from the company’s recent acquisition of Acro and minority investment in FFF. At September 30, 2016, there was no outstanding balance on the company’s unsecured $750 million, five-year revolving credit facility.

Subsequent to quarter end, Premier used $50.0 million in cash and $50.0 million in borrowings under its long-term credit facility to settle a portion of the October 31, 2016 quarterly member share exchange for cash. The company utilized $100 million to repurchase and retire approximately 3.0 million Class B units and the remaining approximately 2.0 million Class B units indicated for exchange in the October 31st transaction were exchanged on a one-for-one basis into shares of Class A shares of common stock.

Non-GAAP free cash flow for the fiscal first quarter ended September 30, 2016 was $2.4 million, compared with negative free cash flow of $16.9 million for the same period a year ago. The increase in free cash flow primarily results from current year operations not including the one-time $15.0 million prepayment made to a distributor to achieve product price discounts in the prior year. Given the company’s fiscal year end in June and payment of certain expenses including annual incentives in the first quarter, free cash flow is generally lower in this quarter of the fiscal year. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual tax receivable agreement payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Premier, Inc. FY’17 Q1 Results

Fiscal 2017 Outlook and Guidance

Premier is raising fiscal 2017 full-year guidance for non-GAAP fully distributed earnings per share by five cents, to a range of $1.76 to $1.87 per diluted share, which represents an increase of 9% to 16% from the prior year. The increase is based on an approximately 3.0 million reduction in fully distributed shares outstanding to 141.9 million, as a result of cash settlement for a portion of the company’s October 31, 2016 Class B common unit exchange, and on the state of North Carolina’s statutory one percent reduction in its corporate income tax that occurred in the quarter ended September 30, 2016, which reduces the tax rate utilized to calculate non-GAAP adjusted fully distributed net income to 39%. Underlying assumptions about the company’s business have not changed and revenue and non-GAAP adjusted EBITDA financial guidance remain unchanged from the assumptions and guidance introduced on August 22, 2016. The company is affirming that guidance with the release of fiscal first-quarter financial results.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, November 7, 2016, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 99964247. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,750 U.S. hospitals and more than 130,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP

Premier, Inc. FY’17 Q1 Results

measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units per year) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, investments in related or complimentary businesses and debt reduction.

Premier, Inc. FY’17 Q1 Results

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to expected financial growth trends in our Performance Services business, expected revenue from our integrated information technology solutions and advisory services, the statements related to fiscal 2017 outlook and guidance and the affirmation of previously provided guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2016 filed with the SEC on August 26, 2016 and Form 10-Q for the fiscal quarter ended September 30, 2016, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, including as a result of new information or future events that occur after that date.

Contacts

Investor relations contact: Jim Storey Vice President, Investor Relations 704.816.5958 jim_storey@premierinc.com	Media contact: Amanda Forster Vice President, Public Relations 202.879.8004 amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’17 Q1 Results

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,
	2016	2015
Net revenue:
Net administrative fees	$125,976	$117,949
Other services and support	81,167	75,105

Services	207,143	193,054
Products	106,129	77,781

Net revenue	313,272	270,835
Cost of revenue:
Services	42,690	38,124
Products	95,813	70,999

Cost of revenue	138,503	109,123

Gross profit	174,769	161,712
Operating expenses:
Selling, general and administrative	92,238	86,938
Research and development	806	456
Amortization of purchased intangible assets	9,209	6,047

Operating expenses	102,253	93,441

Operating income	72,516	68,271

Equity in net income of unconsolidated affiliates	9,579	4,590
Interest and investment (loss) income, net	(152)	241
Loss on disposal of long-lived assets	(1,518)	—
Other income (expense), net	1,006	(1,809)

Other income, net	8,915	3,022

Income before income taxes	81,431	71,293
Income tax expense	23,336	19,040

Net income	58,095	52,253
Net income attributable to non-controlling interest in Premier LP	(49,601)	(47,900)
Adjustment of redeemable limited partners’ capital to redemption amount	61,808	466,801

Net income attributable to stockholders	70,302	471,154

Calculation of GAAP Earnings per Share

Numerator for basic earnings per share:
Net income attributable to stockholders	$70,302	$471,154

Numerator for diluted earnings per share:
Net income attributable to stockholders	70,302	471,154
Adjustment of redeemable limited partners’ capital to redemption amount	(61,808)	(466,801)
Net income attributable to non-controlling interest in Premier LP	49,601	47,900

Net income	58,095	52,253
Tax effect on Premier Inc. net income (a)	(20,951)	(16,658)

Adjusted net income	$37,144	$35,595

Denominator for basic earnings per share: weighted average shares (b)	47,214	37,735

Denominator for diluted earnings per share:
Effect of dilutive stock based awards: (c)	939	1,747
Class B shares outstanding	94,809	106,078
Denominator for diluted earnings per share-adjusted:

Weighted average shares and assumed conversions	142,962	145,560

Basic earnings per share	$1.49	$12.49
Diluted earnings per share	$0.26	$0.24

(a)	Represents income tax expense related to Premier, Inc. retaining the portion of net income attributable to income from non-controlling interest in Premier, LP for the purpose of diluted earnings per share.
(b)	Weighted average number of common shares used for basic earnings per share excludes weighted average shares of non-vested stock options, non-vested restricted stock, non-vested performance share awards and Class B shares outstanding for the three months ended September 30, 2016 and 2015.
(c)	For the the three months ended September 30, 2016 and 2015, the effect of 1,576 and 767 stock options, respectively, were excluded from the diluted weighted average shares outstanding as they have an anti-dilutive effect on the weighted average shares outstanding.

Premier, Inc. FY’17 Q1 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	September 30, 2016	June 30, 2016
Assets
Cash and cash equivalents	$156,012	$248,817
Marketable securities	—	17,759
Accounts receivable (net of $2,355 and $1,981 allowance for doubtful accounts, respectively)	144,464	144,424
Inventory	34,685	29,121
Prepaid expenses and other current assets	45,007	19,646
Due from related parties	3,862	3,123

Total current assets	384,030	462,890
Marketable securities	—	30,130
Property and equipment (net of $272,527 and $265,751 accumulated depreciation, respectively)	175,221	174,080
Intangible assets (net of $60,079 and $50,870 accumulated amortization, respectively)	175,588	158,217
Goodwill	577,812	537,962
Deferred income tax assets	422,410	422,849
Deferred compensation plan assets	40,142	39,965
Investments	95,706	16,800
Other assets	18,755	12,490

Total assets	$1,889,664	$1,855,383

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$43,933	$46,003
Accrued expenses	63,447	56,774
Revenue share obligations	62,356	63,603
Limited partners’ distribution payable	22,137	22,493
Accrued compensation and benefits	28,968	60,425
Deferred revenue	49,813	54,498
Current portion of tax receivable agreements	13,912	13,912
Current portion of long-term debt	10,243	5,484
Other liabilities	6,313	2,871

Total current liabilities	301,122	326,063
Long-term debt, less current portion	8,881	13,858
Tax receivable agreements, less current portion	270,314	265,750
Deferred compensation plan obligations	40,142	39,965
Other liabilities	49,532	23,978

Total liabilities	669,991	669,614

Redeemable limited partners’ capital	3,060,457	3,137,230
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 48,066,990 and 45,995,528 shares issued and outstanding at September 30, 2016 and June 30, 2016, respectively	481	460
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 94,809,069 and 96,132,723 shares issued and outstanding at September 30, 2016 and June 30, 2016, respectively	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(1,841,265)	(1,951,878)
Accumulated other comprehensive loss		(43)

Total stockholders’ deficit	(1,840,784)	(1,951,461)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,889,664	$1,855,383

Premier, Inc. FY’17 Q1 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three months ended
	September 30,
	2016	2015
Operating activities
Net income	$58,095	$52,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,227	17,912
Equity in net income of unconsolidated affiliates	(9,579)	(4,590)
Deferred income taxes	17,074	13,197
Stock-based compensation	5,800	13,547
Adjustment to tax receivable agreement liability	(5,722)	(4,818)
Loss on disposal of long-lived assets	1,518	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(8,119)	(20,139)
Other assets	(1,112)	(12,286)
Inventories	(827)	1,169
Accounts payable, accrued expenses, and other current liabilities	(38,463)	(32,710)
Long-term liabilities	322	(281)
Other operating activities	(387)	(535)

Net cash provided by operating activities	41,827	22,719

Investing activities
Purchase of marketable securities	—	(19,211)
Proceeds from sale of marketable securities	48,013	307,734
Acquisition of Acro Pharmaceutical Services LLC and Community Pharmacy Services, LLC, net of cash acquired	(68,745)	—
Acquisition of CECity.com, Inc., net of cash acquired	—	(398,261)
Acquisition of Healthcare Insights, LLC, net of cash acquired	—	(64,634)
Investment in unconsolidated affiliates	(65,660)	(1,000)
Distributions received on equity investment	6,550	5,450
Purchases of property and equipment	(16,966)	(17,141)
Other investing activities	5	434

Net cash used in investing activities	(96,803)	(186,629)

Financing activities
Payments made on notes payable	(218)	(330)
Proceeds from credit facility	—	150,000
Proceeds from exercise of stock options under equity incentive plan	2,317	197
Repurchase of vested restricted units for employee tax-withholding	(17,435)	(38)
Distributions to limited partners of Premier LP	(22,493)	(22,432)
Other financing activities	—	(174)

Net cash (used in) provided by financing activities	(37,829)	127,223

Net decrease in cash and cash equivalents	(92,805)	(36,687)
Cash and cash equivalents at beginning of year	248,817	146,522

Cash and cash equivalents at end of year	$156,012	$109,835

Premier, Inc. FY’17 Q1 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands)

	Three months ended September 30,
	2016	2015
Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:
Net cash provided by operating activities	$41,827	$22,719
Purchases of property and equipment	(16,966)	(17,141)
Distributions to limited partners of Premier LP	(22,493)	(22,432)

Non-GAAP Free Cash Flow	$2,368	$(16,854)

Premier, Inc. FY’17 Q1 Results

Supplemental Financial Information - Reporting of Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands)

	Three months ended September 30,
	2016	2015
Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:
Net income	$58,095	$52,253
Interest and investment loss (income), net	152	(241)
Income tax expense	23,336	19,040
Depreciation and amortization	14,018	11,865
Amortization of purchased intangible assets	9,209	6,047

EBITDA	104,810	88,964
Stock-based compensation (a)	5,896	13,700
Acquisition related expenses	2,937	3,472
Strategic and financial restructuring expenses	—	27
Adjustment to tax receivable agreement liability	(5,722)	(4,818)
ERP implementation expenses	1,094	560
Acquisition related adjustment - deferred revenue	151	3,092
Loss on disposal of long-lived assets	1,518	—
Other expense	89	—

Adjusted EBITDA	$110,773	$104,997

Segment Adjusted EBITDA:
Supply Chain Services	$117,304	$102,949
Performance Services	22,311	24,925
Corporate	(28,842)	(22,877)

Adjusted EBITDA	$110,773	$104,997
Depreciation and amortization	(14,018)	(11,865)
Amortization of purchased intangible assets	(9,209)	(6,047)
Stock-based compensation (a)	(5,896)	(13,700)
Acquisition related expenses	(2,937)	(3,472)
Strategic and financial restructuring expenses	—	(27)
Adjustment to tax receivable agreement liability	5,722	4,818
ERP implementation expenses	(1,094)	(560)
Acquisition related adjustment - deferred revenue	(151)	(3,092)
Equity in net income of unconsolidated affiliates	(9,579)	(4,590)
Deferred compensation plan (income) expense	(1,095)	1,809

Operating income	$72,516	$68,271

Equity in net income of unconsolidated affiliates	9,579	4,590
Interest and investment (loss) income, net	(152)	241
Loss on disposal of long-lived asset	(1,518)	—
Other income (expense), net	1,006	(1,809)

Income before income taxes	$81,431	$71,293

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income:

Net income attributable to stockholders	$70,302	$471,154
Adjustment of redeemable partners’ capital to redemption amount	(61,808)	(466,801)
Net income attributable to non-controlling interest in Premier LP	49,601	47,900
Income tax expense	23,336	19,040
Amortization of purchased intangible assets	9,209	6,047
Stock-based compensation (a)	5,896	13,700
Acquisition related expenses	2,937	3,472
Strategic and financial restructuring expenses	—	27
Adjustment to tax receivable agreement liability	(5,722)	(4,818)
ERP implementation expenses	1,094	560
Acquisition related adjustment - deferred revenue	151	3,092
Loss on disposal of long-lived assets	1,518	—
Other expense	89	—

Non-GAAP adjusted fully distributed income before income taxes	96,603	93,373
Income tax expense on fully distributed income before income taxes	37,675	37,349

Non-GAAP Adjusted Fully Distributed Net Income	$58,928	$56,024

(a)	Represents non-cash employee stock-based compensation expense, and $0.1 million and $0.2 million stock purchase plan expense in the three months ended September 30, 2016, and 2015 respectively.

Premier, Inc. FY’17 Q1 Results

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(in thousands, except per share data)

	Three months ended September 30,
	2016	2015
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net income attributable to stockholders	$70,302	$471,154
Adjustment of redeemable partners’ capital to redemption amount	(61,808)	(466,801)
Net income attributable to non-controlling interest in Premier LP	49,601	47,900
Income tax expense	23,336	19,040
Amortization of purchased intangible assets	9,209	6,047
Stock-based compensation (a)	5,896	13,700
Acquisition related expenses	2,937	3,472
Strategic and financial restructuring expenses	—	27
Adjustment to tax receivable agreement liability	(5,722)	(4,818)
ERP implementation expenses	1,094	560
Acquisition related adjustment - deferred revenue	151	3,092
Loss on disposal of long-lived assets	1,518	—
Other expense	89	—

Non-GAAP adjusted fully distributed income before income taxes	96,603	93,373
Income tax expense on fully distributed income before income taxes	37,675	37,349

Non-GAAP Adjusted Fully Distributed Net Income	$58,928	$56,024

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Earnings per Share
Weighted Average:
Common shares used for basic and diluted earnings per share	47,214	37,735
Potentially dilutive shares	939	1,747
Conversion of Class B common units	94,809	106,078

Weighted average fully distributed shares outstanding - diluted	142,962	145,560

Reconciliation of GAAP EPS to Non-GAAP Adjusted Fully Distributed EPS
GAAP earnings per share	$1.49	$12.49
Adjustment of redeemable limited partners’ capital to redemption amount	(1.31)	(12.37)
Impact of additions:
Net income attributable to non-controlling interest in Premier LP	1.05	1.27
Income tax expense	0.49	0.50
Amortization of purchased intangible assets	0.20	0.16
Stock-based compensation (a)	0.13	0.36
Acquisition related expenses	0.06	0.09
Adjustment to tax receivable agreement liability	(0.12)	(0.13)
ERP implementation expenses	0.02	0.02
Acquisition related adjustment - deferred revenue	—	0.08
Loss on disposal of long-lived assets	0.03	—
Impact of corporation taxes	(0.80)	(0.99)
Impact of increased share count	(0.83)	(1.10)

Non-GAAP Adjusted Fully Distributed Earnings Per Share	$0.41	$0.38

(a)	Represents non-cash employee stock-based compensation expense, and $0.1 million and $0.2 million stock purchase plan expense in the three months ended September 30, 2016, and 2015 respectively.

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